Exhibit 99.1
Tronox’s U.S. Operations File Chapter 11
•	Continues Business as Usual

•	Has Commitment for up to $125 million in DIP Financing

•	Seeks Relief From Legacy Liabilities
     Oklahoma City, January 12, 2009 — Tronox Incorporated (OTC: TROXA, TROXB) announced today that it and certain of the company’s subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filing does not include Tronox’s operations outside of the U.S., which are based in Australia, Germany and the Netherlands.
     “After careful evaluation of all strategic alternatives, we have concluded that a Chapter 11 filing is the best way to address the company’s debt, in particular its legacy liabilities,” said Dennis Wanlass, Tronox chairman and chief executive officer. “We want to assure customers, suppliers and employees that our operations are continuing without interruption, and during the restructuring period, we will remain focused on continuing to provide customers with quality products and unsurpassed service.”
     The company has taken steps to ensure the continued supply of goods and services to its customers, with a commitment for up to $125 million in new debtor-in-possession (DIP) financing from its existing lending group led by Credit Suisse.
     The DIP financing provides Tronox with ample liquidity to continue operations as usual during the restructuring process. The company will use the financing to pay vendors for all goods and services provided after the filing date. Additionally, Tronox has requested court approval to continue to pay employees in the same manner as before the filing with no disruption, and expects the request to be granted as part of the court’s “first day” orders.

     The decision to file was made to address legacy liabilities. Tronox incurred these liabilities when it was spun off in 2006 by Kerr-McGee Corporation, which has since been acquired by Anadarko. The liabilities include environmental remediation and litigation costs that Tronox was required to assume at the time of the spinoff. These liabilities are an obstacle to Tronox’s financial stability and success.
     “I want to thank our customers, suppliers and business partners for their continued commitment. I want to give special thanks to our employees around the world for their ongoing loyalty and support for our company,” Wanlass said.
     Additional information on Tronox’s Chapter 11 reorganization is available on the company’s website, www.tronox.com. The company also has established a Restructuring Hotline at 1-866-775-5009 (toll-free within the U.S. and Canada) or 1-405-775-5000 (outside U.S. and Canada), and a restructuring e-mail address restructuring@tronox.com.
Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the market for raw materials that Tronox uses to produce TiO2, its inability to predict the prices of such raw materials, the financial resources of competitors, the market for debt and/or equity financing, changes in laws and regulations, the ability to respond to challenges in international markets, changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report on Form 10-K for the year ended December 31, 2007, available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.
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Investor and Media Contact:	1-866-775-5009 restructuring@tronox.com